Exhibit 99.1

KRONOS WORLDWIDE COMPLETES $350 MILLION
TERM LOAN B FINANCING

DALLAS, TEXAS…February 18, 2014… Kronos Worldwide, Inc.  (NYSE:KRO) today announced it has completed a new $350 million senior secured term loan B.  The Company used $170 million of the net proceeds of the new term loan to prepay the outstanding principal balance of the Company’s note payable to Contran Corporation (along with accrued and unpaid interest through the prepayment date), and such note payable was cancelled.  The remaining net proceeds of the $350 million term loan will be used for general corporate purposes.

Kronos Worldwide, Inc. is a major international producer of titanium dioxide products.

The statements in this press release relating to matters that are not historical facts are forward-looking statements that represent management’s beliefs and assumptions based on currently available information.  Although Kronos Worldwide believes that the expectations reflected in such forward-looking statements are reasonable, it cannot give any assurances that these expectations will prove to be correct.  Such statements by their nature involve substantial risks and uncertainties that could significantly impact expected results, and actual future results could differ materially from those described in such forward-looking statements.